Exhibit 23.1




               Consent of Ernst & Young LLP, Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Plan and the 1995 Employee Stock Purchase Plan of our reports dated July 29, 1997 with respect to the consolidated financial statements and schedule of Adept Technology, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
San Jose, California
October 29, 1997

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